Exhibit 10.7

Master Lease Agreement Date: May 25, 2017 Number: 2047981

THIS MASTER LEASE AGREEMENT (“Master Lease”) is between TFG-New Jersey, L.P., a limited partnership organized under the laws of the State of Utah, with a principal address of 6995 Union Park Center, Suite 400, Cottonwood Heights, Utah 84047 (“Lessor”), and Destination Maternity Corporation, a corporation, organized under the laws of the State of Delaware, with a principal address of 232 Strawbridge Drive, Moorestown, New Jersey 08057, (“Lessee”).

1.    Scope of Lease. Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the equipment, property, software, and capitalized costs (the “Leased Property”) set forth in each lease schedule (a “Schedule”) executed pursuant hereto. Each Schedule shall incorporate the terms of this Master Lease, and shall constitute a separate, independent lease contract (together, a “Lease”). In any conflict between the Master Lease and a Schedule, the Schedule shall govern.

2.    Lease Term.

(a)    The term of each Lease (the “Term”) shall commence on the Final Acceptance Date and shall continue through the period ending that number of months designated as the “Base Term” in the Schedule following the Commencement Date, and including any extensions thereof. The “Final Acceptance Date” shall be the date set forth in the final acceptance certificate for all Leased Property under a Schedule (a “Final Acceptance Certificate”). The “Commencement Date” shall mean the first day of the calendar quarter following the Final Acceptance Date. Thereafter, Lessee shall have the options set forth in Section 21.

(b)    Prior to the Final Acceptance Date, Lessee may, pursuant to a Partial Acceptance and Authorization Certificate for Progress Payments (a “Partial Authorization Certificate”), request Lessor to make one or more payments to a Supplier (or reimburse Lessee for deposits or other payments made to a Supplier) for the purchase of items of Leased Property (each a “Progress Payment”). Lessor may, in its sole and absolute discretion, make such Progress Payments. Lessee shall, with respect to all Progress Payments, pay Lessor a daily pro rata rental charge determined by multiplying (i) product of the Lease Rate Factor converted into a daily rate multiplied by the Progress Payments, by (ii) the number of days in the applicable period (“Pro Rata Rental Fees”). All computations of Pro Rata Rental Fees shall be made on the basis of a 365 day year for the actual number of days occurring in the applicable period. The Pro Rata Rental Fees shall be due monthly and apply at all times during the period commencing on the date designated as the Partial Acceptance Date in the first Partial Authorization Certificate and continuing until the Final Acceptance Date (the “Progress Funding Period”). Upon completion of the Progress Funding Period, the applicable Schedule shall be amended to reflect the actual Leased Property Cost and adjust the Basic Rent accordingly.

(c)    During the Progress Funding Period, upon the occurrence of (i) an Event of Default, (ii) if all of the Leased Property contemplated under an applicable Schedule is not delivered, installed and functioning properly prior to the expiration of the applicable credit approval, (iii) if the funding amount (i.e., the total “Leased Property Cost”) set forth in the applicable Schedule has not been funded prior to the expiration of the applicable credit approval, or (iv) if Lessee does not execute a Final Acceptance Certificate certifying that all of the Leased Property contemplated under an applicable Schedule is delivered, installed and functioning properly, Lessor may, in its sole and absolute discretion, do one or more of the following: (A) extend the Progress Funding Period by one or more periods of up to ninety (90) days each, (B) commence the applicable Lease for the Leased Property already paid for, with the Final Acceptance Date determined by Lessor in its sole and absolute discretion; provided, however, that such date shall be no earlier than a date after all items of Leased Property contemplated in the applicable Schedule shall have been independently confirmed delivered, installed and functioning properly, unless waived by Lessor in its sole and absolute discretion, (C) cease all Progress Payments, (D) declare an Event of Default, (E) exercise any rights or remedies available to Lessor under the Lease, and/or (F) require Lessee to pay to Lessor all accrued but unpaid Pro Rata Rental Fees, plus the Stipulated Default Value, together with all other costs and expenses provided for herein. Upon Lessee’s payment of the amounts set forth in subsection 2(c)(F), Lessor will quitclaim Lessor’s interest in the Leased Property to Lessee, on an “as-is, where-is” basis, without representation or warranty. Notwithstanding anything to the contrary contained herein, unless Lessor commences the Lease pursuant to Section 2(c)(B), if all of the Leased Property contemplated under an applicable Schedule is not delivered, installed and functioning properly, Lessee does not execute the Final Acceptance Certificate, certifying that all of the Leased Property under an applicable Schedule is delivered, installed and functioning properly, and/or Lessee fails to timely pay the amounts set forth in this Section 2(c), the Progress Funding Period shall continue and the Pro Rata Rental Fees shall continue to accrue without abatement.

3.    Payments; Late Charges. Lessee shall timely pay all Pro Rata Rental Fees, Basic Rent, Taxes, charges and all other amounts due or to become due under a Lease. Pro Rata Rental Fees shall begin on the first Partial Acceptance Date, shall be cumulative for all Progress Payment(s), and shall be due in arrears on the last day of each month of the Progress Funding Period. Basic Rent shall begin on the Final Acceptance Date and shall be due in advance on the first day of each month of the Term. If the Final Acceptance Date does not fall on the first day of the month, Basic Rent due for such partial month shall be prorated. All Pro Rata Rental Fees, Basic Rent, Taxes, charges and other amounts due or to become due under a Lease shall be paid by ACH initiated by Lessor. For any payment not received when due, Lessee shall pay a reasonable late charge of five percent (5%) of the amount due (not to exceed maximum lawful charges). LESSEE’S PAYMENT OBLIGATIONS SHALL BE WITHOUT NOTICE OR DEMAND, ARE ABSOLUTE, UNCONDITIONAL AND NOT SUBJECT TO ABATEMENT, REDUCTION OR SETOFF FOR ANY REASON, INCLUDING WITHOUT LIMITATION THE FAILURE OF THE LEASED PROPERTY TO FUNCTION PROPERLY. Any payment of the first and/or last payment of Basic Rent for the Term required at the inception of any Lease shall be a pre-payment, not a deposit, fully earned by Lessor upon receipt.

4.    Representations, Warranties and Covenants. As a material inducement to Lessor to enter into this Master Lease and any subsequent Lease, Lessee represents, warrants and covenants to Lessor that: (a) Lessee is a legal entity, duly organized and in good standing under the laws of the state of its formation; (b) the execution, delivery and performance by Lessee of each Lease shall have been duly authorized, shall constitute the valid, legal and binding agreement of Lessee, strictly enforceable in accordance with its terms; (c) the Leased Property is personal property and shall not be or become, or be deemed to be or become, fixtures, notwithstanding any manner of annexation on or adaptability to the uses and purposes for any real property, or the intentions of the party making any such annexation; (d) Lessee has no affiliation with any Supplier, the Supply Contract represents a bona fide arm’s length transaction, and Lessee shall receive no remuneration from any Supplier in connection with any Lease or the Leased Property; (e) no legal proceeding of any kind is pending or, to Lessee’s knowledge, threatened or contemplated against Lessee that may cause an Event of Default; (f) the financial statements and other information Lessee has furnished to Lessor are true and correct, and accurately represent Lessee’s financial condition and there has been no Material Adverse Change since the date thereof; (g) no information or representation (oral or written) that Lessee, or any agent or representative of Lessee, has furnished to Lessor contains any untrue statement of fact, or omits to state a fact necessary to make such information or representation not misleading, and there exists no fact, circumstance or contingency or combination thereof that Lessee has not disclosed to Lessor that, with the passage of time or the giving of notice, or both, may cause or might reasonably be expected to cause an Event of Default; (h) Lessee has the financial capacity to perform its obligations under any Lease; and (i) Lessee is not in default under or in breach of any loan, financing or other agreement or obligation. Each of the foregoing representations, warranties and covenants is made on a continuing basis and shall be deemed reaffirmed as of the execution of each Schedule, and Lessee shall have a continuing affirmative duty to promptly provide notice to Lessor of any event or occurrence that, with the passage of time or the giving of notice, or both, may cause or might reasonably be expected to cause any of the foregoing to become untrue or invalid or an Event of Default. Lessee certifies that these representations, warranties and covenants are true and accurate, and that Lessor is materially relying on them.

5.    Uniform Commercial Code Acknowledgment. Lessee acknowledges that: (a) Lessee has selected the Leased Property, Supplier(s) and manufacturer in its sole discretion without Lessor’s involvement, has received and approved any applicable Supply Contract, may have rights under the Supply Contract and may contact the Supplier for a description of such rights; (b) the Leased Property is solely for commercial or business purposes in the lawful conduct of Lessee’s business and not for personal, family, or household purposes; and (c) each Lease is a “Finance Lease.” (“Supplier,” “Supply Contract” and “Finance Lease” have the meanings only as ascribed to them in Article 2A of the Uniform Commercial Code in effect in Utah (“UCC”), and shall have no effect on tax or accounting of any Lease.)

1216	2047981

6.    Right to Inspect. Lessor may, during reasonable business hours and upon prior notice, inspect the Leased Property wherever it is located. Lessee shall pay all inspection costs. Lessee shall give Lessor prompt notice, together with copies, of all notices, reports, inquiries and/or developments regarding the Leased Property, including without limitation regarding any encumbrance, lien, seizure, attachment, judicial process, abandonment or Casualty.

7.    Conditions Precedent. Each Lease funding shall be conditioned, in Lessor’s sole and absolute discretion, on the following: (a) compliance with all insurance requirements; (b) lien searches showing no existing or potential lien, claim or interest in the Leased Property; (c) Lessee shall obtain and deliver to Lessor a lien waiver, subordination or other instrument in a form satisfactory to Lessor from all persons who might assert an interest, lien or other claim in the Leased Property, including any landlord or creditor; (d) Lessee shall provide (i) authorizing resolutions and incumbency certificate(s), (ii) current, satisfactory financial statements, (iii) originally executed Master Lease, applicable Schedule, and all other Lease Documents, (iv) original invoices and/or Supply Contracts for the Leased Property, and (v) such other information and assurances as Lessor may require; (e) all of Lessee’s representations and warranties shall be true and correct; (f) no Event of Default or Material Adverse Change shall have occurred; (g) Lessee shall have irrevocably and unconditionally accepted the Leased Property (and/or waived acceptance and any right to reject); (h) Lessor shall receive good and marketable title to the Leased Property free and clear of any claims, interests, liens, security interest or other encumbrances; (i) Lessee shall have executed and delivered a Partial Acceptance Certificate and/or Final Acceptance Certificate, as applicable; (j) satisfactory review and inspection of the Supplier(s) and Leased Property; and (k) Lessee shall have complied with all other obligations and conditions of the applicable approval and Lease.

8.    Taxes. Lessee shall pay all fees, assessments and taxes (except on the net income of Lessor) imposed upon or in connection with the Leased Property or any rental, lease or other payment under a Lease, including without limitation registration and license fees, recycling fees, privilege or excise taxes, documentary stamp, recording or similar taxes and/or fees, sales and use taxes, and property taxes (“Taxes”). Lessor will file returns for sales and property Taxes, as applicable. Lessor will not be responsible for contesting any Taxes. Lessor shall retain, and Lessee acknowledges and agrees, that Lessor shall be entitled to retain and claim all tax benefits, credits, deductions and depreciation relating to the Leased Property, and Lessee agrees to take no action inconsistent with the foregoing. Lessee shall indemnify Lessor upon demand, on a net after-tax basis, against the loss (including recapture) of or inability to claim, disallowance or deferral of any such federal, state or local tax benefits.

9.    Net Lease. Each Lease shall be a fully net lease. Lessee shall be solely responsible for all costs and expenses of every nature arising out of the possession, use, operation and maintenance of the Leased Property, including all rentals, Taxes, charges, appraisal and inspection fees, and other amounts due or to become due under the Lease, including an annual servicing fee of $120. LESSEE’S OBLIGATIONS TO PAY ALL PRO RATA RENTAL FEES, BASIC RENT, TAXES, CHARGES AND OTHER AMOUNTS DUE OR TO BECOME DUE UNDER EACH LEASE ARE UNCONDITIONAL, INDEPENDENT, ABSOLUTE, AND IRREVOCABLE AND NOT SUBJECT TO ANY ABATEMENT, REDUCTION, RECOUPMENT, COUNTER-CLAIM, SETOFF, DEFENSE OR ADJUSTMENT OF ANY KIND. LESSEE HAS NO RIGHT OF PREPAYMENT. Each Lease is non-cancelable and Lessee agrees that each Lease cannot be cancelled or terminated for any reason. No Lease shall terminate nor shall the obligations of Lessee be affected by reason of any defect in, damage to, loss, destruction, malfunction, abandonment of the Leased Property or Casualty, or the interference with the use, possession or lease thereof by any private or governmental party or as a result of any war, riot, insurrection, act of terrorism, strike, labor disturbance, fire, casualty, act of God, change in law, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar. Failure by any Supplier to deliver the Leased Property shall not relieve Lessee of any obligation under any Lease.

10.    Use, Maintenance; Return. Lessee shall at its sole expense: (a) provide a suitable place for the operation of the Leased Property, and shall not move the Leased Property from the location stated in the Schedule without the prior written consent of Lessor; (b) promptly pay and/or perform all costs, expenses and obligations incurred or necessary in connection with the use, maintenance, servicing, repair, operation or possession of the Leased Property; (c) keep, service, operate and maintain the Leased Property in accordance with the highest industry standards and in as good repair, condition and working order as when delivered to Lessee, reasonable wear and tear from the proper use thereof excepted, including ensuring any repair or replacement occasioned by any damage, recall or service requirement of the Leased Property; and (d) operate and maintain the Leased Property in conformity with all applicable (i) manufacturers’ instructions and warranty requirements, (ii) insurance policies, and (iii) laws, including all laws relating to human health, safety, the environment and hazardous materials. Lessor shall have no obligation to maintain or service the Leased Property. Lessee may not make alterations or modifications or affix attachments or accessories to the Leased Property (“Improvements”) without the prior written consent of Lessor, which consent shall not be unreasonably withheld.  Any Improvements shall be made at Lessee’s sole expense, shall not interfere with the normal and satisfactory operation or maintenance of the Leased Property, and shall not void or otherwise adversely affect any warranties on the Leased Property. Unless Lessor shall otherwise agree in writing, all Improvements shall automatically become subject to the applicable Schedule and shall be and become, without further action by any party, the property of Lessor upon their attachment to the Leased Property, or, at the option of Lessor and at Lessee’s sole expense, such Improvements shall be removed by Lessee and the Leased Property restored to the condition required in the following sentence. Lessee shall, at the expiration or termination of the Lease, or upon notice from Lessor following an Event of Default, at Lessee’s sole expense, deliver the Leased Property to Lessor to a destination within the continental United States specified by Lessor, in the same operating condition, order and repair as when delivered to Lessee, reasonable wear and tear from the proper use thereof excepted. Notwithstanding anything to the contrary contained herein, until Lessee satisfies all requirements pursuant to and in accordance with a validly exercised option as provided Section 21, Lessee shall be obligated to pay all Pro Rata Rental Fees, Basic Rent, Taxes, charges and other amounts due or to become due under the Lease.

11.    Ownership. The parties acknowledge and agree that all right, title and interest in and to the Leased Property (or Lessee’s interest in the Leased Property if the Leased Property is Software) is vested in Lessor. Lessee shall have no interest in the Leased Property except for Lessee’s right to use and possess the Leased Property pursuant to the Lease. Lessee hereby transfers to Lessor all of Lessee’s current and/or future right and interest, if any, in the Leased Property, free and clear of all claims, liens, security interest or other encumbrances. Lessee shall at all times keep the Leased Property free and clear of any claims, interests, liens, security interests or other encumbrances. Lessor may affix (or require Lessee to affix) tags, decals, markings, labels or other indicia to the Leased Property indicating Lessor’s ownership of the Leased Property, and Lessee shall not permit their removal or concealment.  Lessee shall not permit the name of any person or entity other than Lessor or its Assignee to be placed on the Leased Property as a designation that might be interpreted as a claim of ownership or security interest.

12.    Quiet Enjoyment. So long as no Default has occurred, Lessee may quietly enjoy and possess the Leased Property subject to terms of the Lease.

1216	2047981

13.    Software. (a) If the Leased Property includes software in any form (“Software”): (i) Lessee shall possess and use the Software in accordance with any applicable license agreement (“License”), shall not breach the License, and shall provide a complete copy of the License to Lessor, (ii) Lessee acknowledges and agrees that Lessor has an interest in the License and Software due to its payment of the license fee and is an assignee and/or third-party beneficiary thereof for lease financing purposes, (iii) as consideration for Lessor’s payment of the license fee and for providing the Software to Lessee at a lease rate (rather than a debt rate), Lessee agrees that Lessor is leasing (and not financing) the Software to Lessee, (iv) except for the license fee paid by Lessor, Lessee shall, at its own expense, pay promptly when due all servicing and maintenance fees and costs, update and upgrade costs, modification costs, and all other costs and expenses relating to the License and Software and shall maintain the License and Software, including all updates and upgrades, in effect and current throughout the Term of the Lease, (v) the Software, including as stored in any machine readable form, whether in the original media in which the Software was provided by the Supplier, in any equipment or other media owned, possessed or used by Lessee (whether or not such equipment or other media is leased from Lessor), or in the form of back-up or other copies in any form of media made or possessed by, or under the control of Lessee, shall be deemed Leased Property for all purposes under the Lease, (vi) Lessee acknowledges and agrees that Lessor’s failure to request recognition as a permitted assignee of the Software or License, or any refusal of any Supplier to such a request, shall not affect any of Lessee’s obligations under any Lease, and (vii) if the Software is not properly installed, does not function properly or is unsatisfactory for any reason, Lessee shall make any claim on account thereof solely against the vendor (and shall provide Lessor prompt notice of any such claim—failure to provide such notice shall be a Default) and shall nevertheless pay all sums payable under the Lease, Lessee hereby waiving any right to make any such claims against Lessor; (b) At the expiration or termination of any Lease (except where Lessee timely and validly exercises an option to purchase the Leased Property pursuant to Section 21), or upon demand by Lessor upon an Event of Default, Lessee shall (i) uninstall or delete from its systems all Software, or derivative work thereof, then installed, and provide to Lessor a sworn statement of an authorized representative of Lessee that such actions have been taken, (ii) return to Lessor or the applicable Supplier all copies or duplicates of the Software, including any written materials, and (iii) cease all use of the Software; (c) Lessee shall not enter into, renegotiate, renew or revise any License or any agreement or arrangement with the Software Supplier for Software or services described in any Lease without Lessor’s prior written consent.

14.    Risk of Loss or Damage. Lessee is responsible for and shall bear all risk of loss with respect to the Leased Property, including without limitation damage, destruction, impairment, infringement, theft, non-delivery, malfunction, governmental taking, confiscation, defect, loss, abandonment, warranty claim, improper manufacture or otherwise (a “Casualty”). No Casualty shall relieve Lessee from or modify any obligation under any Lease. Lessee shall promptly (within ten (10) days of the occurrence) notify Lessor in writing of any Casualty. On the next succeeding payment date, Lessee shall, at the option of Lessor, in Lessor’s sole and absolute discretion: (a) repair the Leased Property, placing it back in as good or better condition and working order as before the Casualty, assuming the Leased Property has been properly maintained as required herein, (b) replace the Leased Property with like-kind property of equal value, acceptable to Lessor, transfer title to same to Lessor free and clear of any claims, liens, security interests or other encumbrances, whereupon such replacement property shall be deemed Leased Property, and continue to pay all obligations without interruption, or (c) pay to Lessor all past due Pro Rata Rental Fees, Basic Rent, Taxes, charges and other amounts, plus an amount equal to the Stipulated Loss Value. Upon Lessee’s payment of the amounts set forth in subsection 14(c), Lessor will quitclaim Lessor’s interest in the Leased Property to Lessee, on an “as-is, where-is” basis, without representation or warranty. Insurance proceeds received by Lessor as a result of a Casualty, if any, will be applied first to pay Lessor’s costs and expenses incurred in connection therewith, including reasonable attorney fees, and then toward Lessee’s obligations under the Lease.

15.    Insurance. Lessee shall at its sole expense: (a) insure the Leased Property against all risks of loss or damage for no less than the Stipulated Loss Value; and (b) maintain public liability insurance, covering personal injury and property damage in amounts Lessor may require, but in no event less than $2,000,000 general aggregate and $1,000,000 per occurrence, in both cases naming Lessor, its successors and assigns, as sole loss payees and additional insureds, as their interests may appear. All such insurance policies shall contain a waiver of all expressed or implied rights of subrogation against Lessor and such policies shall be issued by a carrier reasonably acceptable to Lessor. Lessee shall pay all premiums and other amounts for such insurance and shall deliver proof of such insurance coverage from time to time throughout the Term. Lessee grants to Lessor an unconditional and irrevocable power of attorney to make claim for and receive and endorse all checks and other documents received as payment for claims under such insurance policies, and otherwise deal with the insurance carrier. Lessee shall provide no less than thirty (30) days prior written notice of any non-renewal, amendment or other change to Lessee’s insurance policies.

16.    Performance of Lessee’s Obligations. If Lessee fails to perform any obligation under a Lease, Lessor may, at its sole option, perform them without waiving Lessee’s Default. Any amount, liability, cost and/or expense incurred by Lessor (including reasonable attorney fees), regardless of whether Lessor’s cost may be higher than available to Lessee, together with interest thereon at the Default Rate, shall be paid by Lessee to Lessor upon demand.

17.    Indemnity. Lessee shall be liable for and reimburse, indemnify and hold harmless Lessor and Assignee, and their respective employees, officers, agents, representative, successors and assigns from and against any and all claims, liabilities, losses, damages, costs and expenses (including without limitation reasonable attorney fees) of every kind or nature (in tort, contract or otherwise) arising out of or in connection with (a) the manufacture, selection, acquisition, purchase, delivery, non-delivery, condition, installation, inspection, rejection, latent and other defects, ownership, possession, operation, use, maintenance, transportation, return, storage, removal, or disposition of the Leased Property, (b) death, injury or damage to persons or property, including environmental damage; (c) Lessee’s tax or accounting treatment of any Lease; (d) infringement; (e) any Event of Default; and (f) any claim relating to any interruption of services, loss of business or consequential damages. Lessee shall give Lessor prompt written notice of any event that may give rise to a claim for indemnification hereunder. This indemnity shall survive the expiration or termination of any Lease.

18.    No Warranties; Waiver. Lessee represents that the Leased Property is of a size, design, type and capacity selected by Lessee, and is suitable and fit for Lessee’s purposes. LESSOR IS NOT THE SUPPLIER OR MANUFACTURER OF THE LEASED PROPERTY, NOR THE AGENT THEREOF, AND MAKES NO WARRANTY OR REPRESENTATION WHATSOEVER, EXPRESS OR IMPLIED REGARDING THE LEASED PROPERTY, INCLUDING WITHOUT LIMITATION AS TO FITNESS FOR A PARTICULAR PURPOSE, QUALITY, DESIGN, CHARACTER, ORIGIN, CONDITION, WORKMANSHIP, MATERIALS, CAPACITY, DURABILITY, MERCHANTABILITY, SUITABILITY, PERFORMANCE, VALUE, THE CONFORMITY OF THE LEASED PROPERTY TO THE PROVISIONS AND SPECIFICATIONS OF ANY PURCHASE ORDER OR SUPPLY CONTRACT RELATING THERETO OR NON-INFRINGEMENT, WHETHER PATENT, TRADEMARK, COPYRIGHT OR OTHERWISE, AND LESSOR EXPRESSLY DISCLAIMS ALL WARRANTIES AND REPRESENTATIONS, IT BEING AGREED THAT THE LEASED PROPERTY IS LEASED “AS IS, WHERE IS,” WITH ALL FAULTS. Lessee agrees that neither the Supplier, nor any broker or other party, is an agent of Lessor, nor are they authorized to represent or bind Lessor, waive or alter any term of any Lease, or make any promise or representation on Lessor’s behalf. To the extent assignable, and in the absence of any Default, Lessor assigns to Lessee during the Lease, any warranty rights it may have received from the Supplier; provided, however, that if Lessee receives any remuneration, money, reimbursement or other benefit (a “Warranty Benefit”) from a Supplier or any other party in connection the Leased Property, such Warranty Benefit shall belong solely to Lessor, and Lessee shall promptly notify Lessor of any such Warranty Benefit, and deliver the same to Lessor promptly upon receipt. In no event shall Lessor be liable to Lessee or any other party for consequential, incidental, special, exemplary or similar damages arising out of or related to the transactions contemplated hereunder (in tort, contract or otherwise), including without limitation loss of data, benefits of use, business or anticipated profits, even if Lessor is apprised of the likelihood of such damages occurring, and Lessee unconditionally and irrevocably waives and releases any claim therefor.

1216	2047981

19.    Default. Each of the following is a material “Event of Default”: (a) Lessee fails to make any payment due hereunder, including without limitation any Pro Rata Rental Fees, Basic Rent, Taxes, charge, fee or other sum within five (5) days of the due date (provided that such five-day grace period shall apply to no more than three payments in any given calendar year); (b) Lessee breaches or fails to observe or perform any warranty, covenant or other obligation under a Lease (other than a payment obligation) for more than ten (10) days after it is due; (c) Lessee breaches any other agreement between Lessee and Lessor, including another Lease, and fails to cure such breach within any applicable grace period; (d) Lessee attempts to or does remove, sell, assign, transfer, convey, encumber, sublet, part with possession, abandon or cease use of any one or more items of Leased Property or any interest under any Lease or copies, transfers, imports or conveys any Software, or any derivative work thereof, or permits a judgment or other claim to become a lien upon any item of Leased Property, (e) Lessee makes any attempt to settle or compromise any insurance, indemnity, Warranty Benefit or other claim or obligation related to a Lease or Leased Property without Lessor’s prior written consent; (f) Lessee fails to promptly (within ten (10) days) notify Lessor of the occurrence of any Casualty or any Event of Default, (g) Lessee furnishes any false or misleading representation or information (oral or written) or breaches any representation or warranty in any Lease Document; (h) Lessee breaches any License, or any material loan, financing or other agreement with any other party; (i) a petition is filed by or against Lessee or its assets under any bankruptcy, insolvency, receivership or foreclosure law, and, if filed against Lessee, is not stayed or dismissed within sixty (60) days; provided, however, that any such filing shall be deemed an Event of Default, the occurrence of which shall give Lessor the right, with or without notice, to immediately enforce any right and/or remedy with respect to any guarantor, surety, letter of credit issuer, or other third party; (j) the occurrence of a Material Adverse Change; (k) Lessee fails to promptly execute and deliver to Lessor and/or Assignee any document, instrument or record required under any Lease; (l) Lessee files, causes or consents to be filed a termination statement for any financing statement filed by Lessor or Assignee; (m) Lessor believes, in its commercially reasonable discretion, that the prospect of payment or performance has become impaired, or if Lessee takes any action or makes any representation, at any time, which causes Lessor to believe, in its commercially reasonable discretion, that the prospect of Lessee’s performance under any Lease is impaired; (n) Lessee does not for any reason execute and deliver a Final Acceptance Certificate; (o) any breach of Section 13; (p) Lessee breaches any other provision of the Lease, including without limitation Lessee’s failure to provide financial statements and tax returns as required herein; and (q) any Event of Default occurs with respect to any guarantor or any guarantor revokes or disputes the validity of or liability under any guaranty, or any guarantor, if an individual, dies or becomes incompetent. The term “Default” shall mean an Event of Default or an event which would be an Event of Default with the passage of time or the giving of notice, or both. No course of dealing or delay or failure to assert any Default shall constitute a waiver of that, or any prior or subsequent, Default.

20.    Remedies. Upon an Event of Default, Lessor may exercise, at its sole option, one or more of the following remedies: (a) accelerate and declare immediately due and payable, as liquidated damages for the loss of a bargain and not as a penalty, (i) all Basic Rent and other sums due as of the date of the Default and to become due for the remaining Term, including without limitation the Extension Term, plus the purchase price applicable to the Purchase Option (the “Rent Default Value”), or (ii) all Basic Rent and other sums due as of the date of the Default, plus an amount equal to the Stipulated Loss Value set forth on the applicable Stipulated Loss Schedule, determined as of the month prior to the occurrence of the Default (the “Stipulated Default Value”); (b) with or without legal process, notice or demand, and whether or not the Lease is terminated, enter peaceably upon the premises where the Leased Property is located and take possession of, repossess and remove (or disable in place) the Leased Property, and Lessee agrees to cooperate and not interfere with such repossession; (c) upon written demand require Lessee to return the Leased Property to Lessor in accordance with Section 10 above; (d) exercise any rights or remedies set forth in Section 2; (e) sell, re-lease or otherwise dispose of the Leased Property to any person on any terms Lessor determines in its sole and absolute discretion, at one or more public or private sales, with or without notice to Lessee, and apply the net proceeds, after deducting costs and expenses, to Lessee’s obligations with Lessee remaining liable for any deficiency and with any excess being retained by Lessor; (f) exercise any indemnity or other rights provided under any Lease; (g) cancel or terminate any or all Leases and/or terminate Lessee’s rights to use and possess the Leased Property, but not its obligations, or otherwise exercise any remedy provided herein with respect to any other Lease; (h) if Lessee breaches any of its obligations under Section 13, Lessee shall be liable to Lessor for additional damages in an amount equal to the original license fee paid by Lessor for the Software, and in addition, at Lessor’s option, Lessor shall additionally be entitled to injunctive relief; (i) declare any License terminated or Lessee’s rights thereunder suspended, whereupon the right of Lessee to use the Software shall immediately terminate, and Lessee shall thereupon cease all use of the Software and return all copies thereof to Lessor or the original Supplier, as applicable, and waives and releases any claim for any and all losses, damages, expenses or other detriment that it might suffer as a result thereof. Lessee acknowledges and agrees that the detriment which Lessor will suffer as a result of a breach by Lessee of the obligations contained in the License cannot be adequately compensated by monetary damages, and therefore in addition to the foregoing remedies Lessor shall be entitled (without posting a bond) to injunctive and other equitable relief to enforce the provisions of this subsection; and/or (j) exercise any other right or remedy available to Lessor under the Lease and applicable law. Upon Lessee’s payment in full of the Rent Default Value or the Stipulated Default Value, as applicable, and payment of any other remaining obligations of Lessee, Lessor will quitclaim Lessor’s interest in the Leased Property to Lessee, on an “as-is, where-is” basis, without representation or warranty. No exercise of Lessor’s remedies shall effect a cancellation or termination of any Lease; any cancellation or termination of a Lease shall occur only upon written notice by Lessor and only as to such Lease and Leased Property as Lessor specifically elects to cancel or terminate in such written notice. Lessee’s obligations under any Lease shall continue in full force and effect as to the remaining portions of the Lease and Leased Property, if any. No remedy referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other right or remedy referred to above and available under applicable law. Any and all such rights and remedies may be exercised from time to time and as often and in such order as Lessor may deem expedient, and no delay, omission or failure by Lessor to promptly enforce any right or remedy hereunder shall operate as a waiver of such right or remedy, and Lessor’s waiver of any right or remedy shall not constitute a waiver of any prior, subsequent or other right or remedy. Any waiver by Lessor of any right or remedy must be in writing specifically identifying what is being waived. Lessor may accept late payments or partial payments of amounts due or to become due under a Lease and may delay enforcing any of Lessor’s rights or remedies without waiving any of Lessor’s rights or remedies. With respect to any Software, Lessor shall have the right to retain and fully exercise all of its rights and elections under Title 11 of the United States Code, specifically including without limitation Section 365. If a petition in bankruptcy is filed by or against Lessee, Lessee agrees to assume or reject this Master Lease and all applicable Schedules, including the License granted to Lessee, within sixty (60) days thereof. The personal property lease of the Leased Property and the License may not be severed for purposes of a Lease unless otherwise agreed to by Lessor in writing in its sole and absolute discretion. LESSOR SHALL HAVE NO DUTY TO MITIGATE LESSOR’S DAMAGES UNDER ANY LEASE OR LICENSE BY TAKING LEGAL ACTION TO RECOVER THE LEASED PROPERTY OR SOFTWARE FROM LESSEE OR ANY THIRD PARTY, OR TO DISPOSE OF THE LEASED PROPERTY OR SOFTWARE BY SALE, RE-LEASE OR OTHERWISE.

1216	2047981

21.    Lease Options.

(a)    Provided no Event of Default has occurred, at the end of the Base Term, Lessee shall have the following options: (i) purchase all but not less than all of the Leased Property for a price to be agreed upon by Lessor and Lessee, plus applicable Taxes and charges upon sale (the “Purchase Option”); (ii) extend the Lease for an additional twelve (12) months (the “Extension Term”) at the same rental rate and terms of the applicable Lease (the “Extension Option”); or (iii) return all but not less than all of the Leased Property in accordance with Section 10 above (the “Return Option”), provided, however, that to exercise the Return Option, Lessee must enter into a new Schedule to lease equipment and/or property which upgrades or replaces the Leased Property, at the same or substantially similar rental rate and terms as that of the applicable Lease. With respect to the Purchase Option, each party shall have the right in its absolute and sole discretion to accept or reject any terms of purchase. In the event Lessor and Lessee have not agreed to the terms of such purchase by the end of the Base Term, then the Extension Option shall automatically apply. Upon the occurrence of an Event of Default, the Purchase Option and the Return Option set forth in this Section 21(a) shall terminate and Lessee shall be deemed to have irrevocably elected the Extension Option.

(b)    To exercise one of the options set forth in Section 21(a), Lessee shall provide written notice to Lessor (an “Election Notice”) no less than one hundred eighty (180) days prior to the end of the Base Term and satisfy all other rental, payment and other obligations under the applicable Lease. The Election Notice must be timely delivered by either certified mail or by a nationally recognized overnight courier, each with written evidence of receipt, and shall unequivocally and irrevocably elect the Purchase Option, Extension Option, or Return Option. If an Election Notice is not timely delivered specifically in the manner set forth herein, then Lessee shall be deemed to have irrevocably elected the Extension Option. Any attempt to exercise one of the above options in any other manner, including without limitation by oral communication, electronic mail, facsimile, telephone or otherwise, at any time, shall not be effective and shall be null and void. Lessee acknowledges and agrees these options and the manner of election are to be strictly adhered to.

(c)    At the end of the Extension Term or any time thereafter, provided no Event of Default has occurred and contingent upon Lessee’s satisfaction of all rental, payment and other obligations under the applicable Lease, Lessee may, by providing an Election Notice no less than thirty (30) days in advance, (i) purchase the Leased Property in accordance with the Section 21(a)(i); or (ii) return all but not less than all of the Leased Property in accordance with Section 10 and terminate the applicable Schedule. With respect to the option to purchase set forth in this Section 21(c)(i), each party shall have the right in its absolute and sole discretion to accept or reject any terms of purchase. Until Lessee purchases or returns the Leased Property in accordance with Section 21(c)(i) or (ii), the Lease shall continue on a month-to-month basis at the same rental rate and terms of the applicable Lease. At any time during the month-to-month term, Lessee may terminate the Lease by purchasing or returning the Leased Property in accordance with the options set forth in this Section 21(c).

(d)    Notwithstanding anything to the contrary contained in the applicable Lease, including without limitation this Section 21, Lessee’s rental, payment and other obligations shall remain and continue in full force and effect until Lessee has, pursuant to a timely and validly exercised option, (i) paid the full purchase price or (ii) returned the Leased Property to Lessor, as applicable, and satisfied all other obligations under the Lease. Upon Lessee’s payment of the purchase price pursuant to a timely and validly exercised option to purchase, Lessor will quitclaim Lessor’s interest in the Leased Property to Lessee, on an “as-is, where-is” basis, without representation or warranty.

(e)    With respect to the value of the Leased Property, Lessee represents that Lessor has not made, and Lessee has not relied on, any representation, estimate, forecast, valuation, promise or commitment (written or oral) relating thereto.

22.    Special Terms; Certain Definitions. Any special terms set forth in one or more schedules, exhibit and/or rider to this Master Lease or the Schedule , will be applicable as though fully set forth herein. When used in this Master Lease: (a) “Material Adverse Change” shall mean any material adverse change in (or the occurrence of any event, change, action or omission, legal proceeding, judgment or other fact or circumstance or combination thereof that has or might reasonably be expected to materially adversely affect) Lessee’s creditworthiness, financial condition, prospects or ability to perform its obligations under any Lease; (b) “Fair Market Value” shall mean the installed and in-place value of the Leased Property, which would be obtained in an arms-length transaction between an informed and willing buyer-user under no compulsion to buy and an informed and willing seller under no compulsion to sell, to which have been added the direct and indirect costs of installation, delivery and implementation, and assuming the Leased Property (i) has been properly maintained and kept in the condition required by the Lease, and (ii) is fully functional and operating at its maximum rated capacity. For purposes of valuation, no deduction shall be made for deinstallation, reinstallation, or any operational, production or output deficiencies in connection with Lessee’s use of the Leased Property. In the event of any dispute, the Fair Market Value of the Leased Property shall be determined by Lessor in its sole discretion in accordance with the terms set forth herein. With respect to any Purchase Option, Lessee represents that Lessor has not made, and Lessee has not relied on, any representation, estimate, forecast, valuation, promise or commitment (written or oral) relating to the value of the Leased Property.

23.    Governing Law; Venue; Jury Waiver. This Master Lease and any Schedule shall be governed in all respects by the laws of the State of Utah regardless of conflicts of law principles. All matters in any way relating to or arising out of any Lease, including without limitation any claim, dispute, controversy or the legal relationship between the parties shall be heard solely and exclusively in the state and federal courts located in Salt Lake County, Utah, no lawsuit, proceeding or any other action relating to or arising under the Lease Documents or the transactions contemplated thereby may be commenced or prosecuted in any other forum, and Lessor and Lessee (a) unconditionally and irrevocably submit to the sole and exclusive jurisdiction of such courts, (b) waive any objection to such jurisdiction, venue or convenience of forum, and (c) to the fullest extent permitted by law waive all rights to a trial by jury. Notwithstanding the foregoing, Lessee acknowledges and agrees that Lessor, in its sole and absolute discretion, may also initiate proceedings in the courts of any other jurisdiction in which Lessee is organized or transacting business or where the Leased Property is located.

24.    General. (a) Notices required hereunder, other than an Election Notice, shall be in writing and delivered in person or sent by U.S. mail, overnight courier or facsimile; (b) Time is of the essence with respect to all of Lessee’s obligations under any Lease; (c) The provisions contained in this Master Lease and each Schedule shall be independent and severable; the invalidity, illegality or unenforceability of any such provision shall not affect the validity, legality or enforceability of any other provision; (d) The headings used herein are for convenience only and shall not affect the interpretation of any provision hereof; (e) The Lease Documents may be executed in any number of counterparts, each of which when so executed and delivered shall, in each case, be an original, but all of which together shall constitute one and the same instrument; provided, however, that each Schedule shall constitute chattel paper, and no security interest herein or therein may be created or perfected through the transfer or possession of each Schedule in and of itself without the transfer or possession or control, as applicable, of the original counterpart of such Schedule. Accordingly, there shall be only one original of each Schedule executed by Lessor and only after being executed by Lessee, and all other counterparts shall be duplicates and may be marked as such; (f) If two or more parties execute this Master Lease as Lessee, each party shall be jointly and severally liable for all of Lessee’s representations, warranties, covenants and obligations; (g) All statements as to factual matters contained in any certificate, document or other instrument delivered by or on behalf of Lessee in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by Lessee hereunder.

1216	2047981

25.    Confidentiality. Lessee shall keep this Master Lease and each Schedule and Lease Document confidential and shall not allow them to be delivered, disseminated or disclosed to anyone (other than Lessee’s attorneys, accountants or other advisors subject to a duty of confidentiality, or otherwise as required by law, provided that Lessee shall give Lessor prompt notice of any such requirement), without the prior written consent of Lessor. Lessee acknowledges that any unauthorized delivery, dissemination or disclosure could cause Lessor to suffer irreparable economic harm and in consequence thereof Lessor shall be entitled to injunctive and other equitable relief to enforce the provisions of this Section.

26.    Entire Agreement; Amendments. This Master Lease and the Schedule, together only with those ancillary written agreements, certificates and instruments entered into expressly pursuant thereto (the “Lease Documents”), constitute the entire, final and conclusive expression of the agreement between the parties with respect to each Lease, and may not be contradicted or modified by any alleged prior, contemporaneous or subsequent representation, promise, agreement or understanding (oral or written). Lessee agrees and represents that all prior discussions and negotiations (oral or written), whether by electronic mail, telephone, written communication or otherwise, including without limitation any letter of intent, proposal or credit approval, have resulted in and are superseded in their entirety by the Lease Documents, there are no other agreements or understandings (oral or written) between the parties, and Lessor has made no representation, promise or warranty to Lessee that is not expressly contained in the Lease Documents. The Lease Documents may not be modified except by written amendment signed by all of the parties. Any rule of law that would require interpretation of any claimed ambiguities in any Lease Document against the party that drafted it has no application and any such right is expressly waived.

27.    Article 2A Waivers; Statute of Limitations. To the fullest extent permitted by law, Lessee waives any and all rights and remedies granted a lessee by Article 2A of the UCC, including without limitation Sections 70a-2a-401 - 402 and 508 – 522 and/or any other right to: (a) cancel or terminate any Lease, (b) reject or revoke acceptance of the Leased Property, (c) claim, grant or permit a lien or security interest in the Leased Property, (d) deduct or offset any claimed damages resulting from any alleged default of Lessor, (e) cover by making any purchase or lease of property in substitution of the Leased Property, (f) commence legal action against Lessor for specific performance, replevin, sequestration or similar claim, (g) any law or right that may require Lessor to sell, lease or otherwise use any Leased Property in mitigation of Lessor’s damages or which may otherwise limit or modify any of Lessor’s rights or remedies. Any cause of action against Lessor or Assignee for any claim related to or arising from a Lease (in contract, tort or otherwise) shall be barred unless commenced within one (1) year after the occurrence of the alleged facts or circumstances upon which it is based.

28.    Assignment; No Third Party Beneficiaries. Lessee shall not assign, encumber or delegate any Lease or any rights or obligations under any Lease, or sublease, sell or grant or allow a security interest or lien in the Leased Property, including without limitation by operation of law, whether by the acquisition in any transaction or series of transactions by any person or group of persons of a material portion of the beneficial ownership of Lessee, merger, reorganization, consolidation, share exchange or similar transaction, the sale, lease or disposition of all or substantially all of the assets of Lessee or a change in control of its board of directors, managers or other comparable governing body, without Lessor’s prior written consent, to be given or withheld in Lessor’s sole and absolute discretion. Each Lease shall be binding upon Lessee’s permitted successors and assigns. Lessor may assign or transfer any Lease and/or Lessor’s interest in the Leased Property to another party (“Assignee”) either outright or for financing purposes, and release information about Lessee and each Lease to the manufacturer, Supplier or any prospective Assignee. Lessor’s Assignee shall have all of the rights of Lessor under each Lease but none of Lessor’s obligations. Lessee shall not assert against any Assignee any claims, defenses or set-offs which Lessee could assert against Lessor. Notwithstanding the foregoing, Lessor may retain and perform the servicing for any Lease. Upon Lessor’s assignment or transfer to an Assignee, Lessee shall promptly execute or authenticate and deliver to Lessor estoppel certificates, acknowledgements of assignment, records and other documents or instruments requested by Lessor in connection with such assignment or transfer. Each Lease is made for the sole and exclusive benefit of Lessor, its successors and assigns; no third party shall have any right or benefit under any Lease.  Notwithstanding anything to the contrary contained herein, Lessor hereby consents to the merger of Lessee with and into a wholly-owned subsidiary of Orchestra-Premaman S.A., pursuant to that certain Agreement and Plan of Merger dated as of December 19, 2016, on the following terms and conditions: (a) Lessee shall be the surviving entity of such merger; (b) other than a change in ownership pursuant to such merger, Lessee’s operations, assets and financial condition shall be materially the same immediately after the consummation of the merger as compared to the moment immediately preceding the consummation of such merger; (c) this consent is limited to the single merger transaction described herein above and cannot be assigned; and (d) such merger shall be completed within one (1) year from the date of this Agreement.

29.    Expenses. (a) Lessee shall reimburse Lessor, and Lessor shall be entitled to recover from Lessee, all costs, expenses and reasonable attorney fees incurred by Lessor: (i) in preparation and negotiation of the Lease Documents, including a $495 documentation fee per Schedule, (ii) in defending or protecting its interest in the Lease and Leased Property, including without limitation filing any financing statements, amendments or similar filings, (iii) in exercising any right or remedy under a Lease, regardless of whether any legal proceeding is commenced, including without limitation all costs and expenses incurred in connection with any Default, repossession, recovery, storage, inspection, appraisal, commission, repair, remarketing, sale, re-lease or other disposition of the Leased Property, termination or disabling of Software, court costs, litigation expenses, expert witness fees, any indemnity claim, collection activities, and the preparation of any default notices, amendments, forbearance or settlement agreements; (b) upon a Default, all amounts payable by Lessee hereunder, including without limitation amounts set forth in the preceding subsection (a), and all Pro Rata Rental Fees, Basic Rent, Taxes, charges, costs and expenses, the Rent Default Value or Stipulated Default Value, as applicable, shall accrue interest, both before and after judgment, at the lesser of eighteen percent (18%) per annum or the highest rate permitted by law (the “Default Rate”) from the date of Default until paid in full.

1216	2047981

30.    Nature of Lease; Protection of Interest; Security Interests; Further Assurances.

(a)    Unless expressly set forth in a Schedule to the contrary, each Lease is intended to be a “true lease” under all applicable law, including for tax and bankruptcy purposes, and not a lease intended as security, loan, installment or conditional sales contract or any other type of agreement, and Lessee shall not take any contrary position in any legal or administrative proceeding or otherwise. As a precaution, in the event that contrary to the intentions of Lessee and Lessor a Lease is determined by a court or administrative body of competent jurisdiction to be other than a true lease under applicable law, in order to secure the prompt and full payment and performance as and when due of any and all obligations and indebtedness of Lessee to Lessor, now existing or hereafter created of any kind whatsoever, Lessee hereby collaterally assigns, grants, pledges and conveys to Lessor for the benefit of the Lessor, a security interest, International Interests, and security assignment in and lien on all of Lessee’s right, title and interest in, to and under all of the following (i) this Master Lease, the Lease and Leased Property (or Lessee’s interest and/or License rights in the Leased Property if the Leased Property is Software, whether the Software is embedded or otherwise); (ii) any and all present and future subleases, management agreements, interchange agreements, charter agreements, associated rights and any other present and future agreements of any kind whatsoever relating to the Leased Property or any part thereof and all rent, charter payments, reimbursements and other disbursements, remittances or other amounts payable with respect thereto, including, without limitation, all rent and other amounts constituting associated rights secured by or associated with the Leased Property, and any related international interests; (iii) any and all proceeds of the foregoing, including all related goods, accounts, Software warranties and manuals, license rights, renewals, upgrades, modifications, customizations, refunds, rebates, remittances, and all rights and services related thereto, associated rights, chattel paper, documents, instruments, general intangibles, letters of credit, letter of credit rights, investment property, deposit accounts, supporting obligations, insurance proceeds, warranty and requisition payments, replacements, substitutions, attachments, accessions to, and all other casualty amounts and other amounts constituting proceeds, and all present and future books and records relating to any of the foregoing, and Lessee reaffirms all of Lessee’s obligations under such Lease, irrespective of any such determination.

(b)    With regard to any security interest created hereunder in any of the Leased Property, Lessee consents and agrees that Lessor shall have all of the rights, privileges and remedies of a secured party under the UCC. Lessee shall use its best efforts to protect Lessor’s interest in the Leased Property, each Lease and the amounts due or to become due under each Lease. Lessee authorizes (and/or ratifies) Lessor and any Assignee to file UCC financing statements, precautionary, security instruments, continuation, amendment, fixture or other filings in the appropriate filing or recording office and/or to take any other measures as Lessor deems necessary to evidence and protect Lessor’s interest in the Leased Property, including, to the extent any of the Leased Property could be deemed a fixture, recording a fixture filing on the real property where the Leased Property is located. In the event any of the Leased Property shall be deemed or otherwise become ordinary building materials incorporated into real property, Lessee hereby acknowledges that the Lease and all of Lessee’s obligations under the Lease shall remain in full force and effect without modification. Upon the occurrence of an Event of Default, Lessee hereby irrevocably grants a security interest in and authorizes Lessor to file any financing statements or other security instruments, in the appropriate filing office that indicate as collateral to secure Lessee’s obligations hereunder all assets of Lessee or words of similar effect, including all goods, machinery, furnishings, fixtures, equipment, general intangibles, accounts, inventory, personal and other property, and any accessions, substitutions, replacements, proceeds and products thereof, wherever located, and whether now or hereafter existing. Any item of Leased Property that is subject to title and registration laws will at all times be titled and/or registered in such a manner and in such jurisdictions as Lessor directs. Lessee will promptly notify Lessor in writing of any necessary or advisable re-titling and/or re-registration of any item of Leased Property in a different or additional jurisdiction. Lessee will do whatever may be necessary to have a statement of Lessor’s interest in the Leased Property noted on any applicable certificate of title and will deposit said certificate with Lessor. Lessee hereby grants to Lessor a first priority security interest in all deposits and other monies or property transferred, pledged to, or held by, Lessor or Assignee to secure the payment and performance of Lessee’s obligations under the Lease. Lessee shall promptly execute or authenticate, and deliver to Lessor such further documents, instruments, assurances and other records, and take such further action as Lessor may reasonably request in order to protect Lessor’s interest in the Leased Property and carry out the intent and purpose of each Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor or its Assignee under each Lease.

31.    Financial Reporting. Lessee agrees to promptly furnish or cause to be furnished to Lessor (i) Lessee’s interim financial statements within forty-five days of the end of each fiscal quarter, including the fourth quarter, and compiled, reviewed or audited, as applicable, annual financial statements within one hundred twenty (120) days of the end of each fiscal year, prepared in accordance with generally accepted accounting principles, or upon Lessor’s request, as the case may be, and (ii) upon filing with the applicable tax authority, or upon Lessor’s request, as the case may be, copies of Lessee’s federal and state tax returns, and (iii) such other information Lessor reasonably requests from time to time.

32.    Submission of Lease. Submission of this Master Lease or any Schedule to Lessee does not constitute an offer to lease. This Master Lease and any Schedule shall become effective only upon Lessee’s execution and delivery to Lessor, which shall constitute its offer to lease the Leased Property described, and upon the terms and conditions set forth, herein and therein, and Lessor’s subsequent execution thereof in Utah and delivery to Lessee shall constitute its acceptance of the Lease. This Master Lease and each Schedule shall be deemed made in Utah.

1216	2047981

BY SIGNING BELOW, LESSEE REPRESENTS THAT IT HAS FULLY AND CAREFULLY READ THIS MASTER LEASE AND THE LEASE DOCUMENTS PRIOR TO EXECUTION, UNDERSTANDS AND AGREES TO THE TERMS OF THIS MASTER LEASE AND THE LEASE DOCUMENTS AND LESSEE’S OBLIGATIONS UNDER EACH LEASE, INCLUDING WITHOUT LIMITATION THE MANNER REQUIRED TO EXERCISE A LEASE OPTION, LESSEE HAS BEEN (OR HAS HAD THE OPPORTUNITY TO BE) APPRISED BY LEGAL, TAX, ACCOUNTING OR OTHER ADVISORS OF ITS OWN CHOOSING AS TO THE EFFECT AND MEANING OF THIS MASTER LEASE AND THE LEASE DOCUMENTS, HAS BEEN AFFORDED THE OPPORTUNITY TO NEGOTIATE AS TO ANY AND ALL TERMS OF THIS MASTER LEASE AND THE LEASE DOCUMENTS, THAT THIS MASTER LEASE AND THE LEASE DOCUMENTS HAVE BEEN NEGOTIATED AT ARMS’ LENGTH BY PARTIES OF EQUAL BARGAINING POWER, AND THAT THE MASTER LEASE AND LEASE DOCUMENTS CONSTITUTE THE COMPLETE AND EXCLUSIVE STATEMENT OF THE PARTIES’ AGREEMENT, AND LESSEE HAS NOT RELIED ON, AND IT SHALL NOT BE REASONABLE FOR LESSEE TO RELY ON, AND HEREBY WAIVES ANY CLAIM IT RELIED ON ANY ALLEGED REPRESENTATION, PROMISE, STATEMENT, AGREEMENT OR UNDERSTANDING (ORAL OR WRITTEN) OF LESSOR, INCLUDING WITHOUT LIMITATION ANY OFFICER, DIRECTOR, REPRESENTATIVE, EMPLOYEE, AGENT, AFFILIATE OR SERVANT OF LESSOR, THAT IS NOT EXPRESSLY SET FORTH IN THE LEASE DOCUMENTS.

Lessor and Lessee, by their respective duly authorized agents, have executed this Master Lease to be effective as of the date first above written.

LESSOR:		LESSEE:

TFG-New Jersey, L.P.		Destination Maternity Corporation

By:	/s/ Jordan K. Greenwell	By:	/s/ David R. Stern
Name:	Jordan K. Greenwell	Name:	David R. Stern
Title:	Chief Credit Officer	Title:	Executive Vice President & Chief Financial Officer

1216	2047981

ACKNOWLEDGEMENT

STATE OF NEW JERSEY	}
} ss.
COUNTY OF BURLINGTON	}

On this 25th day of May, 2017, for and on behalf of Destination Maternity Corporation, the foregoing instrument was executed and acknowledged personally before me by David R. Stern, being duly authorized therefor, for the purposes therein contained.

Tina F. Cowen

Notary Public, Attorney-at-Law of the State of New Jersey authorized to administer this oath pursuant to N.J.S.A. 41:2-1

Page 9 of 9
1216	2047981